Exhibit 10.5
Form of Amendments to Equity Award Agreements
Section 6 of the 2006 Equity Incentive Plan Non-Qualified Stock Option Agreement was amended to provide as follows:
6. Adjustment to Option Stock. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Option in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principals in accordance with the Plan.
Section 7 2006 Equity Incentive Plan Restricted Share Award Agreement was amended to provide as follows:
7. Adjustments. The Committee shall make equitable and proportionate adjustments in the terms and conditions of, and the criteria included in, this Award in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 of the Plan) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principals in accordance with the Plan.
Section 16 of Patrick Balthrop’s Non-Plan Non-Qualified Stock Option Agreement was amended to provide as follows:
16. Capitalization Adjustments. In the event that any unusual and non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend or a dividend of Shares, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets or stock of the Company, or exchange of common stock or other securities of the Company, issuance of warrants or other rights to purchase common stock or other securities of the Company, or other similar corporate transaction or event, affects the common stock, then the Company shall make an equitable and proportionate adjustment to any or all of the following: (i) the number and kind of shares of common stock (or other securities or property) subject to this Option; and (ii) the Option Price with respect to this Option.
     Upon the occurrence of an event (as set forth in the above paragraph) or similar corporate event or transaction in which the Option granted hereby is not to be assumed or otherwise continued following such an event, the Company may provide that this Option shall be exercisable (whether or not vested) as to all shares covered thereby for at least ten (10) days prior to such event or transaction and shall thereafter terminate.